Exhibit 99.1

Contact: Investor Relations SourceForge, Inc. (650) 694-2164 ir@corp.sourceforge.com

SourceForge Appoints Scott L. Kauffman President and Chief Executive Officer

Veteran Executive Solidifies SourceForge’s Focus as an Internet Media and E-Commerce Company

MOUNTAIN VIEW, Calif., December 4, 2008 — SourceForge, Inc. (Nasdaq: LNUX), the leader in IT community-driven media and e-commerce, today announced the appointment of Scott L. Kauffman as the Company’s President and Chief Executive Officer, and a member of the Board of Directors.

Most recently, Kauffman was President and CEO of PopTok, a start-up that facilitates the personalizing and digitizing of television, movie and music video snippets for use in everyday conversations. He remains a member of PopTok’s board of directors. Previously, Kauffman was President and COO at BlueLithium, an Internet advertising network and performance marketing company, acquired by Yahoo. In addition, he has held executive leadership positions at Zinio, MusicNow, Coremetrics, eCoverage and CompuServe.

“Scott has the level of energy and vision that we believe will help build SourceForge into a major Internet company. He brings more than 20 years of executive experience in digital entertainment and consumer-facing Internet brands,” said Robert M. Neumeister, Jr., Interim President, CEO and Chairman of the Board of Directors of SourceForge. “The team is extremely excited to be adding an individual with such rock-solid leadership skills and experience.”

Kauffman was also President and CEO of AdKnowledge, a developer of web traffic measurement solutions for Internet advertising, where he filed to take the company public after growing it to more than 100 customers, and later negotiated its sale to a majority-owned subsidiary of CMGI. Kauffman spent seven years at Time Warner in a variety of executive positions including Vice President, Business Development for Time Warner Interactive, managing the New York digital media studio and creating interactive television applications. Early in his career, Kauffman worked at Newsweek for five years and was publisher of both Newsweek on Campus and Newsweek on Health.

“SourceForge is a well-known innovator in online media and e-commerce. The company enjoys a large and growing global audience of loyal customers and community members,” said Kauffman. “I’m looking forward to engaging all of SourceForge’s constituents to build on our strengths and grow SourceForge into a significantly larger player in our industry.”

Kauffman holds an AB in English from Vassar College and an MBA in marketing from New York University. In 1996, Advertising Age named Kauffman one of twenty digital media masters, and in 1992, Advertising Age named Kauffman one of the top 100 marketers in the country. Kauffman currently serves as a member of the board of directors of Coremetrics, MDC Partners, PopTok and Zango.

Effective today, Kauffman joins the Company as a part-time employee to transition management responsibilities. Kauffman will join the Company’s Board of Directors and commence full-time responsibilities as the Company’s President and Chief Executive Officer on January 5, 2009. Neumeister continues as President and Chief Executive Officer on an interim basis until Kauffman assumes full-time responsibilities.

About SourceForge, Inc.

SourceForge’s media and e-commerce web sites connect millions of influential technology professionals and enthusiasts each day. Combining user-developed content, online marketplaces and e-commerce, SourceForge is the global technology community’s nexus for information exchange, goods for geeks, and open source software distribution and services. SourceForge’s network of web sites serves 34 million unique visitors each month* and includes: SourceForge.net, Slashdot, ThinkGeek, Linux.com and freshmeat.net. For more information or to view the media kit online, visit www.sourceforge.com. (*Source: Google Analytics and Omniture, October 2008.)

SourceForge, SourceForge.net, Slashdot, freshmeat, and ThinkGeek are registered trademarks of SourceForge, Inc. in the United States and other countries. All other trademarks or product names are property of their respective owners.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve risks and uncertainties. Forward-looking statements include statements regarding the appointment of a new President and Chief Executive Officer and the commencement of his full-time services with the Company, and his ability to have an impact in building SourceForge into a major Internet company and expanding its role in its industry. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including the timing of Kauffman assuming full-time responsibilities as the Company’s President and Chief Executive Officer, and his ability to successfully execute on the Company’s business objectives, as well as the other risk factors identified in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2008. These documents are available at the Securities Exchange Commission web site: www.sec.gov. All forward looking statements included in this press release are based upon information available to SourceForge, Inc. as of the date hereof, and SourceForge, Inc. does not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

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